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                                      EXHIBIT 11
                             THE CHEESECAKE FACTORY, INC.
                STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



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                                               Fiscal 1996      Fiscal 1995   Fiscal 1994
                                               -----------      -----------   -----------
Net Income Per Common Share - Primary
Weighted average shares outstanding             10,900,195       10,755,769    10,502,206

Net effect of dilutive stock options
 based on the treasury stock method
 using average market price                         53,907           45,994        23,427
                                                ----------       ----------    ----------
  Total                                         10,954,102       10,801,763    10,525,633
                                                ----------       ----------    ----------
                                                ----------       ----------    ----------


Net income available to common
 shareholders                                  $ 5,911,642      $ 8,608,917   $ 7,247,191
                                                ----------       ----------    ----------
                                                ----------       ----------    ----------

Net income per share - Primary                 $      0.54      $      0.80   $      0.69
                                                ----------       ----------    ----------
                                                ----------       ----------    ----------
Net Income Per Common Share - Fully Dilutive

Weighted average shares outstanding             10,900,195       10,755,769    10,502,206

Net effect of dilutive stock options
 based on the treasury stock method
 using the period-end market price,
 if higher than the average market
 price                                             175,598          233,124        23,427
                                                ----------       ----------    ----------

  Total                                         11,075,793       10,988,893    10,525,633
                                                ----------       ----------    ----------
                                                ----------       ----------    ----------



Net income available to common
 shareholders                                  $ 5,911,642      $ 8,608,917   $ 7,247,191
                                                ----------       ----------    ----------
                                                ----------       ----------    ----------
Net income per share - Fully Dilutive          $      0.53      $      0.78   $      0.69
                                                ----------       ----------    ----------
                                                ----------       ----------    ----------
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